UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 8, 2008 (July 8, 2008)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 8, 2008, Analysts International Corporation (the “Company”) announced that the Company completed the sale of Symmetry Workforce Solutions, its vendor management systems business, and has discontinued its temporary staffing services relationship with Lexmark International, Inc. (“Lexmark”).  In the sale of Symmetry Workforce Solutions, the Company entered into a Sale and Assignment Agreement, fully executed on July 1, 2008, with COMSYS Information Technology Services, Inc.  With regard to the Lexmark business, the Company entered into Sale and Assignment Agreements with three Lexmark suppliers on July 2, 2008, to transfer approximately 350 billable consultants to the three suppliers effective July 6, 2008.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Report as if fully set forth herein.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:

99.1	Press Release dated July 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 8, 2008	ANALYSTS INTERNATIONAL CORPORATION

/s/ Caroline E. Ostrom
Caroline E. Ostrom
Assistant Secretary and Associate General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 8, 2008

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